EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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Frankfort First Bancorp, Inc.

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                                                                                           STATE OR
                                                         PERCENTAGE                   OTHER JURISDICTION
SUBSIDIARIES (1)                                          OWNERSHIP                    OF INCORPORATION
----------------                                         ----------                   ------------------
First Federal Savings Bank of Frankfort                     100%                         United States

Main Street Financial Services, Inc. (2)                    100%                           Kentucky

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(1)  The assets,  liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.
(2)  Wholly owned subsidiary of First Federal Savings Bank of Frankfort.